BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION

                        Licensed in Arizona and Minnesota

                          Paradise Village Office Park
                           11811 North Tatum Boulevard

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                           Phoenix, Arizona 85028-1699

                            Telephone (602) 494-7976
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                            Web Site: www.blumepc.com
                           E-Mail: gblume@blumepc.com

                                 January 26, 2001

Board of Directors
American Southwest Holdings, Inc.
c/o John A. Yellich
13545 Milwaukee Court
Thornton, Colorado 80241

         Reference:        Registration of Common Stock

Gentlemen:

     We have acted as counsel for American Southwest Holdings, Inc., a Delaware corporation (the "Company"), and certain of its shareholders and warrant holders (the "Selling Shareholders") in connection with the execution, delivery and performance by the Company of the following offerings:

          1. Regulation S Placement Offering dated May 8, 2000 for 2,400,000 shares of common stock and 2,400,000 warrants;
          2. Regulation S Placement Offering dated April 30, 1999 for 900,000 shares of common stock;
          3. Common stock totaling 100,000 shares issued for services in April 1999;
          4. Regulation S Placement Offering dated October 1, 1999 for 570,000 shares of common stock;

          5. Common stock totaling 900,000 shares issued for services on October 26, 1999;

          6. Regulation S Placement Offering dated February 25, 2000 for 1,520,000 shares of common stock;

          7.   Regulation  S  Placement   Offering  dated   September  2000  for
               1,600,000 shares of common stock and 1,600,000 warrants;

          8. Common stock totaling 1,500,000 shares issued for services on August 1, 2000; and

          9. Regulation S Placement Offering dated August 14, 2000 for 5,750,000 warrants for shares of common stock (collectively, the "Securities Documents").

between the Company and the shareholders and warrant and option holders named in the various documents, as contained in the Registration Statement No. 333-49104 on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").



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Board of Directors
American Southwest Holdings, Inc.
January 26, 2001
Page 2

         Reference:          Registration of Common Stock

         In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:

         (a)      Articles of Incorporation of the Company, as amended to date;
         (b)      By-laws of the Company, as amended to date;
         (c) Certificates from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Delaware; and

         (d)      The Registration Statement and all exhibits thereto.

         Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement; the Company is duly qualified in each other jurisdiction in which the ownership or leasing of property requires such qualification (except for those jurisdictions in which the only material consequence of a failure to be so qualified, other than potential penalties not individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, is that actions may not be brought in the courts of such jurisdictions by the Company until its failure to so qualify, if required, has been cured);

          2. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, of which there were outstanding 18,863,950 shares at September 30, 2000. Proper corporate proceedings have been taken validly to authorize such authorized capital stock, including warrants for the issuance of capital stock; all the outstanding shares of such capital stock have been duly and validly issued and are fully paid and nonassessable; all shares whose issuance is called for under warrants for the issuance of capital stock will upon their issuance be duly and validly issued and fully paid and nonassessable; the shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company;



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Board of Directors
American Southwest Holdings, Inc.
January 26, 2001
Page 3

         Reference:          Registration of Common Stock

          3. The Registration Statement and the documents offering the various securities for sale (except as to the financial statements contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and with the rules and regulations of the Securities and Exchange Commission thereunder;

          4. On the basis of information developed and made available to us, the accuracy or completeness of which has not been independently verified by us, we have no reason to believe that the Registration Statement or the Securities Documents (except as to the financial statements contained therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          5. The information required to be set forth in the Registration Statement in answer to Items 12 and 13 (insofar as it relates to us) of Form SB-2 is, to the best of our knowledge, based upon input from the Company, accurately and adequately set forth therein in all material respects or no response is required with respect to such items, and, to the best of our knowledge, the description of the warrants granted and which may be granted thereunder set forth in the Prospectus accurately and fairly represents the information required to be shown with respect to said warrants by the Act and the rules and regulations of the Securities and Exchange Commission thereunder;

          6. The terms and provisions of the capital stock of the Company conform to the description thereof contained in the Registration Statement and the various Securities Documents, and the
               statements  in  the  Securities   Documents   under  the  caption
               "Description of Common Stock" have been reviewed by us and insofar as such statements constitute a summary of the law or documents referred to therein, are correct in all material respects, and the forms of certificates evidencing the Common Stock comply with Delaware law;

          7. The descriptions in the Registration Statement and the various Securities Documents of material contracts and other material documents are fair and accurate in all material respects; and we do not know of any franchises, contracts, leases, licenses, documents, statutes or legal proceedings, pending or threatened, which in our opinion


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Board of Directors
American Southwest Holdings, Inc.
January 26, 2001
Page 4

         Reference:          Registration of Common Stock

               are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

          8. The Securities Documents have been duly authorized, executed, and delivered by the Company and constitutes the valid and legally binding obligations of the Company except as the indemnity provisions thereof may be limited by the principles of public policy;

          9. The issue and sale by the Company of the Shares sold by the Company as contemplated by the various securities agreement did not conflict with, or result in a breach of, any material agreement or instrument known to us which the Company is a party or by which it is bound, or any applicable law or regulation, or, so far as is known by us, any order, writ, injunction or decree applicable to the Company of any jurisdiction, court or governmental instrumentality, or the Restated Articles of Incorporation or By-laws of the Company; and

          10. To the best of our knowledge and belief after due inquiry, there are no holders of Common Stock or other securities of the Company having registration rights with respect to such securities on account of the filing of the Registration Statement who have not effectively waived such rights.

         In addition, we have participated in conferences with representatives of the Company and accountants for the Company at which the contents of the Registration Statement and the various Securities Documents and related matters were discussed. Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Securities Documents (other than the caption "Description of Common Stock"), we advise you that on the basis of foregoing, we have no reason to believe that either the Registration Statement or the Securities Documents, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained


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Board of Directors
American Southwest Holdings, Inc.
January 26, 2001
Page 5

         Reference:          Registration of Common Stock

in the Registration Statement or Securities Documents as to which we are not called upon to and do not express any opinion).

                                   Sincerely,

                                   BLUME LAW FIRM, P.C.


                                   /s/ Gary R. Blume
                                   Gary R. Blume
                                   Attorney at Law

GRB/lvd


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